Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dynamic Materials Corporation's Employee Stock Purchase Plan of our report dated February 27, 2004, with respect to the consolidated financial statements of Dynamic Materials Corporation included in its Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP


Denver, Colorado
May 13, 2004